Exhibit 99.1
    16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE
Atkore International Holdings Inc. Announces Second Quarter Fiscal Year 2013 Financial Results
Harvey, Illinois – May 10, 2013 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, today reported financial results for the second quarter of fiscal year 2013.
Fiscal Year 2013 Second Quarter Financial Highlights
FINANCIAL RESULTS

	Three months ended March 29, 2013	Three months ended March 30, 2012	Change	Six months ended March 29, 2013	Six months ended March 30, 2012	Change
($ in millions)
Net sales	$406	$427	$(21)	$791	$798	$(7)
Operating income	11	21	(10)	18	23	(5)
Adjusted EBITDA	28	37	(9)	55	56	(1)
Adjusted Economic EBITDA	34	36	(2)	69	70	(1)

 Net Sales
Net sales decreased $21 million for the three months ended March 29, 2013 to $406 million, from $427 million for the three months ended March 30, 2012. The decrease was due primarily to the impact of lower average selling prices from our Global Pipe, Tube & Conduit ("GPTC") and Global Cable & Cable Management ("GCCM") products of $25 million and an unfavorable foreign currency exchange impact of $5 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real. This decrease was partially offset by $8 million from higher volume and $5 million of freight recovery classified as revenue in the current period. Full quarter revenue generated by a business acquired in fiscal year 2012, partially offset by the absence of revenue of the Gem Fabrication manufacturing facility sold in fiscal year 2012, had an unfavorable impact of $4 million.
Net sales decreased $7 million for the six months ended March 29, 2013 to $791 million, from $798 million for the six months ended March 30, 2012. The decrease was due primarily to the impact of lower average selling prices from our GPTC and GCCM products of about $32 million and an unfavorable foreign currency exchange impact of $8 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real. This decrease was partially offset by a higher volume of GPTC and GCCM products of approximately $27 million and $11 million of freight recovery classified as revenue in the current period. The year to date revenue generated by a business acquired in fiscal year 2012, partially offset by the absence of revenue of the Gem Fabrication manufacturing facility sold in fiscal year 2012, had an unfavorable impact of $5 million.
Operating Income
Operating income decreased by $10 million to $11 million for the three months ended March 29, 2013, compared to $21 million for the three months ended March 30, 2012. The decrease was due primarily to lower gross margins of

$15 million mainly as a result of lower average selling prices for GPTC products, offset by lower selling, general and administrative expense of $5 million.

Operating income decreased by $5 million to $18 million for the six months ended March 29, 2013, compared to $23 million for the six months ended March 30, 2012. The decrease was due primarily to lower gross margins of $8 million, partly offset by lower selling, general and administrative expense of $3 million.

Adjusted EBITDA (Non-GAAP): Adjusted EBITDA was $28 million and $37 million for the three months ended March 29, 2013 and March 30, 2012, respectively, and $55 million and $56 million for the six months ended March 29, 2013 and March 30, 2012, respectively.

Adjusted Economic EBITDA (Non-GAAP): In the fourth quarter of fiscal year 2012, the Company began considering results in terms of Adjusted Economic EBITDA to evaluate the performance of the Company. Adjusted Economic EBITDA is a metric used internally by management and differs from Adjusted EBITDA results by substituting an estimate of the current period, current market steel materials cost in the GPTC business for the accounting cost, which is done on a FIFO basis. The Company believes Adjusted Economic EBITDA provides a more accurate view of the economic performance of the business by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility. Adjusted Economic EBITDA was $34 million and $36 million for the three months ended March 29, 2013 and March 30, 2012, respectively, and $69 million and $70 million for the six months ended March 29, 2013 and March 30, 2012, respectively.

Total Net Debt (Non-GAAP): The total net debt was $397 million and $382 million as of March 29, 2013 and September 28, 2012, respectively. The total net debt is defined as total debt net of cash and cash equivalents limited to $35 million. The reconciliation between total debt and total net debt was shown in supplemental schedule F.

SEGMENT RESULTS
Results of Operations by Segment
Global Pipe, Tube & Conduit

	Three months ended March 29, 2013	Three months ended March 30, 2012	Change	Six months ended March 29, 2013	Six months ended March 30, 2012	Change
Net sales	$260	$279	$(19)	$509	$515	$(6)
Operating income	5	17	(12)	13	17	(4)
Adjusted EBITDA	17	26	(9)	34	36	(2)

Net Sales
Net sales for the three months ended March 29, 2013 decreased $19 million to $260 million, from $279 million for the three months ended March 30, 2012. The decrease was attributable primarily to lower average selling prices. The decrease was partly offset by $5 million attributable to freight recovery, which was classified as revenue in the current period. Changes in foreign currency exchange rates had an unfavorable impact of $5 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.
Net sales for the six months ended March 29, 2013 decreased $6 million to $509 million, from $515 million for the six months ended March 30, 2012. The decrease was attributable primarily to lower average selling prices partly offset by higher volume. The gradually improving non-residential construction market in North America contributed to higher volumes, up 5% from the six months ended March 30, 2012. The decrease was also partially offset by an increase of $10 million of freight recovery, which was classified as revenue in the current period. Changes in foreign currency exchange rates had an unfavorable impact of $8 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.
Operating Income
Operating income for the three months ended March 29, 2013 decreased $12 million to $5 million, compared to $17 million in the three months ended March 30, 2012. The decrease in operating income was due primarily to lower average selling prices partly offset by lower average raw material steel costs for GPTC products and $2 million of higher general and administrative costs as a result of function realignment between corporate and business units. Average selling prices were 12% lower and average raw material steel costs were 9% lower during three months ended March 29, 2013, compared to the three months ended March 30, 2012.
Operating income for the six months ended March 29, 2013 decreased $4 million to $13 million, compared to $17 million in the six months ended March 30, 2012. The decrease in operating income was due primarily to lower average selling prices, partly offset by higher volume and lower average raw material steel costs for GPTC products and $3 million of higher general and administrative costs as a result of function realignment between corporate and business units. Average selling prices were 9% lower and average raw material steel costs were 11% lower during six months ended March 29, 2013, compared to the six months ended March 30, 2012.

Global Cable & Cable Management

	Three months ended March 29, 2013	Three months ended March 30, 2012	Change	Six months ended March 29, 2013	Six months ended March 30, 2012	Change
Net sales	$157	$158	$(1)	$302	$300	$2
Operating income	13	18	(5)	21	30	(9)
Adjusted EBITDA	14	22	(8)	30	38	(8)
Net Sales
Net sales decreased $1 million to $157 million for the three months ended March 29, 2013, compared to $158 million for the three months ended March 30, 2012. The decrease was due primarily to lower average selling prices, partially offset by higher volume for GCCM products.
Net sales increased $2 million to $302 million for the six months ended March 29, 2013, compared to $300 million for the six months ended March 30, 2012. The increase was due primarily to higher volume, partly offset by lower average selling prices for GCCM products.

Operating Income
Operating income for the three months ended March 29, 2013 decreased $5 million to $13 million, compared to $18 million in the three months ended March 30, 2012. The decrease was due primarily to lower average selling prices and higher average raw material copper prices, partly offset by the favorable impact of higher volume for GCCM products.
Operating income for the six months ended March 29, 2013 decreased $9 million to $21 million, compared to $30 million in the six months ended March 30, 2012. The decrease was due primarily to lower average selling prices and higher average raw material copper prices, partly offset by the favorable impact of higher volume for GCCM products and $1 million of higher general and administrative costs as a result of function realignment between corporate and business units.

Conference Call
Atkore International will host a conference call on May 10, 2013 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.
About Atkore International
Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,000 employees and 20 manufacturing and 16 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com

Cautionary Notice Regarding Forward-Looking Statements
This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained or further downturn in the non-residential construction industry; fluctuations in the price of raw materials; new regulations related to “conflict minerals”; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; risks relating to us operating as a stand-alone company; and the risk that the benefits from the sale by Tyco International Ltd. of a majority interest in us to Clayton Dubilier & Rice, LLC and the related transactions may not be fully realized or may take longer to realize than expected.
You should read carefully the factors described under the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 28, 2012, and those described in our other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.
Note Concerning Non-GAAP Measurement Tools
We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Segment & Geographic Information	D
Non-GAAP Financial Measure Reconciliation	E & F
# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
($ in millions)	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Net sales	$406	$427	$791	$798
Costs and expenses
Cost of sales	350	356	681	680
Selling, general and administrative	45	50	92	95
Operating income	11	21	18	23
Interest expense, net	12	12	24	24
(Loss) income before income taxes	(1)	9	(6)	(1)
Income tax expense	1	3	—	—
(Loss) income from continuing operations	(2)	6	(6)	(1)
Loss from discontinued operations and disposal net of income tax benefit of $0, $1, $0, $2, respectively	—	(2)	—	(3)
Net (loss) income	$(2)	$4	$(6)	$(4)

Supplemental Schedule B
ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

($ in millions, except per share data)	March 29, 2013	September 28, 2012
Assets
Current Assets:
Cash and cash equivalents	$29	$52
Accounts receivable, less allowance for doubtful accounts of $5 and $3, respectively	225	235
Receivables due from Tyco International Ltd. and its affiliates	2	9
Inventories, net	268	237
Assets held for sale	9	11
Prepaid expenses and other current assets	41	35
Deferred income taxes	22	22
Total current assets	596	601
Property, plant and equipment, net	271	283
Intangible assets, net	259	266
Goodwill	132	132
Deferred income taxes	2	3
Receivables due from Tyco International Ltd. and its affiliates	14	13
Other assets	25	31
Total Assets	$1,299	$1,329
Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$16	$7
Accounts payable	106	130
Income tax payable	2	4
Accrued and other current liabilities	73	79
Total current liabilities	197	220
Long-term debt	410	410
Deferred income taxes	82	83
Income tax payable	14	13
Pension liabilities	38	40
Other long-term liabilities	11	11
Total Liabilities	752	777
Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	606	605
Accumulated deficit	(31)	(25)
Accumulated other comprehensive loss	(28)	(28)
Total Shareholder’s Equity	547	552
Total Liabilities and Shareholder’s Equity	$1,299	$1,329

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

($ in millions)	Six months ended March 29, 2013	Six months ended March 30, 2012
Operating activities
Net loss	$(6)	$(4)
Adjustments to reconcile net loss to net cash used for operating activities:
Loss from discontinued operations and disposal	—	3
Depreciation and amortization	24	25
Amortization of debt issuance costs	3	3
Deferred income taxes	(1)	—
Provision for losses on accounts receivable and inventory	4	3
Asset impairment charges	2	—
Other items	3	1
Changes in operating assets and liabilities, net of effects from acquisitions	(55)	(46)
Net cash used for continuing operating activities	(26)	(15)
Net cash provided by discontinued operating activities	—	3
Net cash used for operating activities	(26)	(12)
Investing activities:
Capital expenditures	(6)	(13)
Acquisitions of businesses, net of cash acquired	—	(39)
Net cash used for continuing investing activities	(6)	(52)
Net cash provided by discontinued investing activities	—	—
Net cash used for investing activities	(6)	(52)
Financing activities:
Borrowings under Credit Facility	105	276
Repayments under Credit Facility	(95)	(221)
Proceeds from short-term debt	4	3
Repayments of short-term debt	(5)	—
Net cash provided by continuing financing activities	9	58
Net cash provided by discontinued financing activities	—	—
Net cash provided by financing activities	9	58
Effects of foreign exchange rate changes on cash and cash equivalents	—	1
Decrease in cash and cash equivalents	(23)	(5)
Cash and cash equivalents at beginning of period	52	48
Cash and cash equivalents at end of period	$29	$43
Supplementary Cash Flow information
Interest paid	$21	$22
Income taxes paid, net of refunds	4	2

Supplemental Schedule D
ATKORE INTERNATIONAL HOLDINGS INC.
SEGMENT & GEOGRAPHIC INFORMATION
(unaudited)

($ in millions)	Three months ended March 29, 2013	Three months ended March 30, 2012	Six months ended March 29, 2013	Six months ended March 30, 2012
Net sales:
Global Pipe, Tube & Conduit	$260	$279	$509	$515
Global Cable & Cable Management	157	158	302	300
Elimination of intersegment revenues	(11)	(10)	(20)	(17)
	$406	$427	$791	$798
Operating income (loss):
Global Pipe, Tube & Conduit	$5	$17	$13	$17
Global Cable & Cable Management	13	18	21	30
Corporate and Other	(7)	(14)	(16)	(24)
	$11	$21	$18	$23

($ in millions)	Three months ended March 29, 2013	Three months ended March 30, 2012	Six months ended March 29, 2013	Six months ended March 30, 2012
Net sales:
U.S.	$334	$356	$656	$662
Other Americas	47	45	87	90
Europe	10	13	19	23
Asia-Pacific	15	13	29	23
	$406	$427	$791	$798

Supplemental Schedule E
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)

($ in millions)	Three months ended March 29, 2013	Three months ended March 30, 2012	Six months ended March 29, 2013	Six months ended March 30, 2012
Net (loss) income	$(2)	$4	$(6)	(4)
Loss from discontinued operations	—	3	—	5
Tax impact on discontinued operations	—	(1)	—	(2)
Net (loss) income from continuing operations	(2)	6	(6)	(1)
Add:
Depreciation and amortization	11	12	24	25
Interest expense	12	12	24	24
Expense for income tax	1	3	—	—
EBITDA	22	33	42	48
Add:
Restructuring (1)	(1)	—	1	—
Non-cash share based compensation (2)	1	—	1	—
Unusual product liability (3)	1	—	1	1
Non-cash pension expense (4)	1	—	2	1
Management fee	1	1	3	3
Asset impairment (5)	1	—	2	—
Other non-cash items (6)	2	3	3	3
Adjusted EBITDA	$28	$37	$55	56
Economic EBITDA Adjustment (7)	6	(1)	14	14
Adjusted Economic EBITDA	$34	$36	$69	$70

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended March 29, 2013	Three months ended March 29, 2013	Three months ended March 29, 2013	Three months ended March 29, 2013
Operating income (loss)	5	13	(7)	11
Add:
Depreciation and amortization	7	3	1	11
EBITDA	12	16	(6)	22
Add:
Restructuring (1)	1	(2)	—	(1)
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	1	1
Asset impairment (5)	1	—	—	1
Other non-cash items (6)	2	—	—	2
Adjusted EBITDA	17	14	(3)	28

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended March 30, 2012	Three months ended March 30, 2012	Three months ended March 30, 2012	Three months ended March 30, 2012
Operating income (loss)	$17	$18	$(14)	$21
Add:
Depreciation and amortization	8	4	—	12
EBITDA	25	22	(14)	33
Add:
Restructuring (1)	—	—	—	—
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	—	—
Non-cash pension expense (4)	—	—	—	—
Management fee	—	—	1	1
Asset impairment (5)	—	—	—	—
Other non-cash items (6)	1	—	2	3
Adjusted EBITDA	$26	$22	$(11)	$37

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Six months ended March 29, 2013	Six months ended March 29, 2013	Six months ended March 29, 2013	Six months ended March 29, 2013
Operating income (loss)	$13	$21	$(16)	$18
Add:
Depreciation and amortization	15	8	1	24
EBITDA	28	29	(15)	42
Add:
Restructuring (1)	1	—	—	1
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	2	—	—	2
Management fee	—	—	3	3
Asset impairment (5)	1	1	—	2
Other non-cash items (6)	2	—	1	3
Adjusted EBITDA	$34	$30	$(9)	$55

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Six months ended March 30, 2012	Six months ended March 30, 2012	Six months ended March 30, 2012	Six months ended March 30, 2012
Operating income (loss)	17	30	(24)	23
Add:
Depreciation and amortization	17	8	—	25
EBITDA	34	38	(24)	48
Add:
Restructuring (1)	—	—	—	—
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	3	3
Asset impairment (5)	—	—	—	—
Other non-cash items (6)	1	—	2	3
Adjusted EBITDA	36	38	(18)	56

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Trailing Twelve Months Ended March 29, 2013	For the Trailing Twelve Months Ended March 29, 2013	For the Trailing Twelve Months Ended March 29, 2013	For the Trailing Twelve Months Ended March 29, 2013
Operating income (loss)	20	54	(43)	31
Add:
Depreciation and amortization	32	16	1	49
EBITDA	52	70	(42)	80
Add:
Restructuring (1)	2	1	(2)	1
Non-cash share based compensation (2)	—	—	2	2
Unusual product liability (3)	—	—	4	4
Non-cash pension expense (4)	3	1	—	4
Management fee	—	—	6	6
Asset impairment (5)	7	1	6	14
Other non-cash items (6)	4	1	2	7
Adjusted EBITDA	68	74	(24)	118

(in millions)	For the Three Months Ended June 29, 2012	For the Three Months Ended September 28, 2012	For the Three Months Ended December 28, 2012	For the Three Months Ended March 29, 2013	For the Trailing Twelve Months Ended March 29, 2013
Net income (loss)	(3)	(1)	(4)	(2)	(10)
Loss from discontinued operations	1	—	—	—	1
Tax impact on discontinued operations	2	—	—	—	2
Net (loss) income from continuing operations	—	(1)	(4)	(2)	(7)
Add:
Depreciation and amortization	13	12	13	11	49
Interest expense	13	11	12	12	48
(Benefit) expense for income tax	(6)	(4)	(1)	1	(10)
EBITDA	20	18	20	22	80
Add:
Restructuring (1)	(2)	2	2	(1)	1
Non-cash share based compensation (2)	—	1	—	1	2
Unusual product liability (3)	—	3	—	1	4
Non-cash pension expense (4)	1	1	1	1	4
Management fee	2	1	2	1	6
Asset impairment (5)	9	3	1	1	14
Other non-cash items (6)	2	2	1	2	7
Adjusted EBITDA	32	31	27	28	118
Economic EBITDA Adjustment (7)	11	14	8	6	39
Adjusted Economic EBITDA	43	45	35	34	157

(1)	Represents facility exit costs and employee severance and benefit costs.

(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.

(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.

(4)	Represents the add-back of pension expense.

(5)
Represents asset impairment charges related to an Enterprise Resource Planning system, intangible assets and goodwill associated with a manufacturing facility classified as held for sale, and buildings held for sale.

(6)	Other represents the net impact of other non-cash items, including non-recurring consulting fees, one-time executive severance expense, and a loss on the sale of fixed assets.

(7)
Represents an adjustment to cost of sales in the GPTC business to substitute an estimate of the current period, current market steel materials cost for the accounting cost, which is done on a FIFO basis. The Company believes this adjustment represents a more accurate view of the economic performance by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility.

Supplemental Schedule F
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)
Consolidated Total Leverage Ratio as of March 29, 2013 is as follows:

($ in millions)	March 29, 2013	September 28, 2012
Senior secured notes due January 1, 2018	$410	$410
Asset-based credit facility	10	—
Other	6	7

Total debt	426	417
Less cash on-hand (limited to $35 million) (1)	(29)	(35)

Total net debt (A)	$397	$382

Total Consolidated EBITDA (B) (2)	118	119

Total Leverage Ratio (A)/(B)	3.4	3.2

(1)	As of March 29, 2013 and September 28, 2012, cash and cash equivalents were $29 million and $52 million, respectively.

(2)	Total consolidated Adjusted EBITDA for the last 12 months.